UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 11, 2004


                                  FRED'S, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 00-19288

           Tennessee                                             62-0634010
  (State or other jurisdiction                               (I. R. S. Employer
of incorporation or organization)                            Identification No.)

  4300 New Getwell Road, Memphis, TN                                38118
(Address of principal executive offices)                          (Zip Code)


               Registrant's telephone number, including area code
                                 (901) 365-8880

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)           Exhibits:

           Exhibit
            Number      Description
         -------------  -------------------------------------------------------

             99.1       Press release issued by Fred's, Inc., dated
                        March 11, 2004

Item 12.  Results of Operations and Financial Condition.

         On March 11, 2004, Fred's Inc. issued a press release announcing, among other things, its quarterly earnings results for its fourth quarter and full fiscal year ended January 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FRED'S, INC.
                                            (Registrant)


                                            By:  /s/ Jerry A. Shore
                                            ----------------------------
                                            Jerry A. Shore,
                                            Executive Vice President and
                                            Chief Financial Officer


March 11, 2004

                                INDEX TO EXHIBITS


   Exhibit
    Number       Description
---------------  --------------------------------------------------------------

     99.1        Press release issued by Fred's, Inc., dated March 11, 2004

                                                                   Exhibit 99.1


FRED'S                          4300 New Getwell Road, Memphis, Tennessee 38118

                                          Contact: Jerry A. Shore
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (901) 362-3733, Ext. 2217


              FRED'S REPORTS 22% INCREASE IN FISCAL 2003 NET INCOME
                             ----------------------

       RECORD NEW STORE OPENINGS AND SOLID COMPARABLE STORES SALES GROWTH
                    CONTINUE TO PRODUCE STRONG SALES RESULTS



MEMPHIS, Tenn. (March 11, 2004) - Fred's Inc. (Nasdaq/NM: FRED) today reported record financial results for the fourth fiscal quarter and year ended January 31, 2004.

     Net income for the fourth quarter of 2003 increased 21% to $13.2 million or $0.33 per diluted share from $10.9 million or $0.28 per diluted share in the year-earlier period. For fiscal 2003, net income increased 22% to $34.4 million or $0.87 per diluted share from $28.2 million or $0.72 per diluted share for fiscal 2002. All per share results have been adjusted for a three-for-two stock split distributed on July 1, 2003.

     Retail sales by Company stores for the fourth quarter of 2003 increased 17% and total sales for the quarter rose 16% to $378.0 million versus $325.3 million in the same period last year. On a comparable store basis, sales increased 5.1% for the quarter. For fiscal 2003, retail sales by Company stores increased 19% and total sales for the period rose 18% to $1.303 billion compared with $1.103 billion in fiscal 2002. Comparable store sales for fiscal 2003 increased 5.7% over the prior year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "Fiscal 2003 was a period of significant growth for Fred's, as the company achieved new milestones in several key areas. Despite the challenges presented by a sluggish economy and those inherent in our efforts to oversee rapid store growth and the ramp-up of our new distribution center, Fred's fundamentals continued to improve, producing another year of record sales and earnings. Sales growth for the year reflected the opening of 79 new stores as well as a 5.7% increase in comparable store sales - in line with our target range of 5%-7% growth. These sales gains combined with an enhanced gross margin to drive operating margins again this year and generate a 22% increase in annual earnings and 21% higher fourth quarter earnings, matching the outlook we expressed in early January 2004.

     "Because of the record pace of new store openings last year, which pushed us past the 500-store mark, we recently raised our sights for expansion in fiscal 2004 and now target between 85-100 additional new stores in the coming year," Hayes added. "Importantly, we also have strengthened our ability to support this more rapid growth due to steadily increasing productivity at our second distribution center, which opened almost a year ago, and with the ongoing expansion of the number of stores it supplies. The enhanced logistics solutions this center offers, in tandem with our distribution center in Memphis, enabled us to lower distribution costs 70 basis points as a percent of sales last year, despite an overall rise in transportation costs, and provide a solid supply platform to support chain growth."


                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 2
March 11, 2004


     Concluding, Hayes said, "As we look ahead to fiscal 2004, we remain excited about the opportunities we see for continued growth and earnings improvement. Our strong pharmacy department, coupled with a compelling convenience/value/mix offering to the customer, continues to provide us with a competitive differentiation that sets Fred's apart in the marketplace. With these strengths in mind, we remain enthusiastic about our goals of achieving 15%-17% sales growth in fiscal 2004, based on our new store expansion plans and an expected overall increase of 4%-7% in comparable store sales. Considering this outlook, we believe the Company is positioned to increase earnings per share in fiscal 2004 to a range of $1.03 to $1.10."

     Fred's gross profit for the fourth quarter of 2003 was $104.2 million compared with $89.9 million in the prior-year period, representing an increase of 16% for the period. Gross margin for the quarter was 27.6%, unchanged from 27.6% last year. Gross profit for fiscal 2003 increased 21% to $368.3 million from $305.0 million for fiscal 2002. Gross margin for fiscal 2003 was 28.3% versus 27.6% last year, reflecting higher initial markup from product purchases, increased vendor allowances and better control of shrinkage.

     Selling, general and administrative expenses for the fourth quarter of 2003 improved to 22.5% of sales from 22.7% of sales in the year-earlier period. In the quarter, favorable productivity improvements in distribution expenses were offset somewhat by increases in store and pharmacy operating expenses. For fiscal 2003, selling, general and administrative expenses increased to 24.3% of sales compared with 23.7% of sales in 2002. The increase in expenses as a percent of sales for the year-to-date period resulted primarily from costs associated with the Company's expansion of store and distribution facilities during the first three quarters of 2003.

     Operating income for the fourth quarter of 2003 increased 19% to $19.1 million from $16.1 million in the year-earlier period. Operating income was 5.1% of sales in the fourth quarter of 2003, up from 4.9% in the fourth quarter of 2002. Operating income for fiscal 2003 increased 21% to $51.7 million from $42.7 million in the prior year. Operating income for fiscal 2003 was 4.0% of sales, up from 3.9% of sales last year.

     Fred's Inc. operates 522 discount general merchandise stores, including 26 franchised Fred's stores mainly in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com. A public, listen-only simulcast and replay of Fred's year-end conference call may be accessed at the Company's web site or at www.fulldisclosure.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run until April 11, 2004.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 3
March 11, 2004


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)

                                                                          13 Weeks         13 Weeks
                                                                            Ended            Ended
                                                                         January 31,      February 1,      Percent
                                                                            2004             2003          Change
                                                                       -------------    -------------     ---------
Net sales                                                              $    378,023     $    325,324         16.2%
Operating income                                                       $     19,141     $     16,097         18.9%
Net income                                                             $     13,156     $     10,866         21.1%
Net income per share:*
     Basic                                                             $       0.34     $       0.28         21.4%
     Diluted                                                           $       0.33     $       0.28         17.9%
Average shares outstanding:*
     Basic                                                                   38,976           38,410          1.5%
     Diluted                                                                 39,823           39,110          1.8%

                                                                          52 Weeks         52 Weeks
                                                                            Ended            Ended
                                                                         January 31,      February 1,      Percent
                                                                            2004             2003          Change
                                                                       -------------    -------------     ---------
Net sales                                                              $  1,302,650     $  1,103,418         18.1%
Operating income                                                       $     51,691     $     42,677         21.1%
Net income                                                             $     34,426     $     28,216         22.0%
Net income per share:*
     Basic                                                             $       0.89     $       0.74         20.3%
     Diluted                                                           $       0.87     $       0.72         20.8%
Average shares outstanding:*
     Basic                                                                   38,754           38,255          1.3%
     Diluted                                                                 39,652           39,251          1.0%


* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.



                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 4
March 11, 2004

                                   FRED'S INC.
                  Unaudited Fiscal 2003 Fourth Quarter Results
                    (in thousands, except per share amounts)

                                                            13 Weeks                       13 Weeks
                                                              Ended                          Ended
                                                           January 31,        % of        February 1,       % of
                                                              2004            Total          2003           Total
                                                         --------------     --------    -------------     ---------
Net sales                                                $      378,023       100.0%    $     325,324        100.0%
Cost of goods sold                                              273,787        72.4%          235,404         72.4%
                                                         --------------    ---------    -------------     ---------
Gross profit                                                    104,236        27.6%           89,920         27.6%
Selling, general and administrative expenses                     85,095        22.5%           73,823         22.7%
                                                         --------------    ---------    -------------     ---------
Operating income                                                 19,141         5.1%           16,097          4.9%
Interest expense, net                                               108         0.0%              149          0.0%
                                                         --------------    ---------    -------------     ---------
Income before income taxes                                       19,033         5.1%           15,948          4.9%
Provision for income taxes                                        5,877         1.6%            5,082          1.6%
                                                         --------------    ---------    -------------     ---------
Net income                                               $       13,156         3.5%    $      10,866          3.3%
                                                         ==============    =========    =============     =========
Net income per share:*
     Basic                                               $         0.34                 $        0.28
                                                         ==============                 =============
     Diluted                                             $         0.33                 $        0.28
                                                         ==============                 =============
Weighted average shares outstanding:*
     Basic                                                       38,976                        38,410
                                                         ==============                 =============
     Diluted                                                     39,823                        39,110
                                                         ==============                 =============


                          Unaudited Fiscal 2003 Results
                    (in thousands, except per share amounts)

                                                            52 Weeks                      52 Weeks
                                                              Ended                         Ended
                                                           January 31,        % of       February 1,        % of
                                                              2004            Total          2003           Total
                                                         --------------    ---------    -------------     ---------
Net sales                                                $    1,302,650       100.0%    $   1,103,418        100.0%
Cost of goods sold                                              934,331        71.7%          798,441         72.4%
                                                         --------------    ---------    -------------     ---------
Gross profit                                                    368,319        28.3%          304,977         27.6%
Selling, general and administrative expenses                    316,628        24.3%          262,300         23.7%
                                                         --------------    ---------    -------------     ---------
Operating income                                                 51,691         4.0%           42,677          3.9%
Interest expense, net                                               398         0.0%              203          0.0%
                                                         --------------    ---------    -------------     ---------
Income before income taxes                                       51,293         4.0%           42,474          3.9%
Provision for income taxes                                       16,867         1.3%           14,258          1.3%
                                                         --------------    ---------    -------------     ---------
Net income                                               $       34,426         2.7%    $      28,216          2.6%
                                                         ==============    =========    =============     =========
Net income per share:*
     Basic                                               $         0.89                 $        0.74
                                                         ==============                 =============
     Diluted                                             $         0.87                 $        0.72
                                                         ==============                 =============
Weighted average shares outstanding:*
     Basic                                                       38,754                        38,255
                                                         ==============                 =============
     Diluted                                                     39,652                        39,251
                                                         ==============                 =============


* All share and per share amounts have been adjusted to reflect the distribution of a three-for-two stock split on July 1, 2003.


                                     -MORE-

FRED Reports Fourth Quarter, Year-end Results
Page 5
March 11, 2004


                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                                                     January 31,       February 1,
                                                                                        2004              2003
                                                                                    -------------    --------------
ASSETS:
Cash and cash equivalents                                                           $       4,741    $        8,209
Inventories                                                                               239,962           193,506
Receivables and other current assets                                                       28,245            26,175
                                                                                    -------------    --------------
     Total current assets                                                                 272,948           227,890
Property and equipment, net                                                               137,231           113,219
Other noncurrent assets                                                                     4,005             4,739
                                                                                    -------------    --------------
     Total assets                                                                   $     414,184    $      345,848
                                                                                    =============    ==============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                                                    $      74,799    $       58,489
Current portion of indebtedness                                                                18               285
Current portion of capital lease obligation                                                   725               620
Accrued expenses                                                                           18,477            19,484
Current deferred tax liability                                                             11,486            10,559
Income taxes                                                                                1,251                 0
                                                                                    -------------    --------------
     Total current liabilities                                                            106,756            89,437

Indebtedness                                                                                5,603               458
Deferred tax liability                                                                      6,380               676
Capital lease obligations                                                                   1,686             2,052
Other noncurrent liabilities                                                                2,441             2,455
                                                                                    -------------    --------------
     Total liabilities                                                                    122,866            95,078
Shareholders' equity                                                                      291,318           250,770
                                                                                    -------------    --------------
     Total liabilities and shareholders' equity                                     $     414,184    $      345,848
                                                                                    =============    ==============


                                     -END-